           Heller Financial Reports Record Third Quarter Net Income,
           ---------------------------------------------------------
                          17% Increase in Diluted EPS
                          ---------------------------

Chicago--(October 20, 1999)--Heller Financial, Inc. (NYSE: HF) today reported record net income of $59 million for the third quarter of 1999, an increase of 26 percent over third quarter 1998. For the nine months ended September 30, 1999, net income was a record $175 million, an increase of 20 percent over the prior year period. The earnings growth for the third quarter and first nine months of the year was driven by strong new business volume, improvement in net margins, continued focus on operational efficiency, and continued strong performance in the credit quality of Heller's portfolio.

     Net income applicable to common stock was $52 million for the quarter and $154 million for the nine months, increases over the prior year periods of 24 percent and 18 percent, respectively. Pro forma diluted earnings per share, adjusted for the impact of Heller's May 1, 1998 initial public offering of common stock, were $.55 for the third quarter and $1.68 for the nine months, 17 percent and 16 percent increases, respectively.

     "Heller Financial continues to deliver on its commitments to the marketplace," said Chairman and Chief Executive Officer Richard J. Almeida. "Our strategies continue to deliver results that exceed our goals, and our company is very well positioned for the future."

     Highlights included:

     New business volume totaled $2.4 billion for the quarter and $5.4 billion year-to-date. Exclusive of Real Estate CMBS volume, Heller's new business volume grew 60 percent for the quarter and 24 percent for the nine months vs. the prior year periods, with particular strength in Heller Corporate Finance, Heller Real Estate Finance, and Heller Leasing Services. As of September 30, 1999 Heller's total lending assets and investments grew to $16.5 billion, a 23 percent increase over December 31, 1998. The acquisition of HealthCare Financial Partners contributed $587 million to the increase in lending assets and investments. Factoring volume increased 7 percent for the quarter and for the nine months over the prior year periods due to the strong performance of Factofrance, whose factoring volume increased 15 percent compared to the third quarter of 1998.

     Operating revenues for the quarter were $239 million, a 22 percent increase over third quarter 1998. Year-to-date operating revenues were $688 million, up 19 percent over the same period in 1998. The strong growth in operating revenues was fueled by increases in both interest and non-interest income. Net interest income increased 22 percent for the quarter and 17 percent for the first nine months compared to the prior year periods, due to improvement in Heller's net interest margins and growth in the Company's portfolio of lending assets. Increases in non-interest income were driven by increases in net investment gains and fees and other income.

     Net interest margin improved to 3.7 percent for the third quarter and 3.8 percent for the first nine months, increases over the prior year periods of 3.5 percent and 3.6 percent, respectively. Heller's operating margin improved to
6.7 percent for the quarter
and 7.1 percent for the first nine months, up from 6.4 percent and 6.6 percent for the respective prior year periods.

     Credit quality in Heller's portfolio remained strong. Net writedowns totaled $22 million during the quarter, or 0.6 percent of average lending assets on an annualized basis. Year-to-date net writedowns totaled $67 million, or 0.7 percent of average lending assets on an annualized basis. Write-down levels for both the third quarter and first nine months of 1999 are within Heller's target levels. Heller's nonearning assets were 1.6 percent of total lending assets, down from 1.8 percent at December 31, 1998, and favorable to Heller's target range of two to four percent. The Company's loan loss reserve at the end of the quarter was 2.1 percent of receivables, and remains in excess of 100 percent of nonearning receivables.

     Operating expenses totaled $110 million for the third quarter and $326 million for the first nine months of 1999, increases of 13 percent and 12 percent respectively. Expense growth was primarily related to Heller's fourth quarter 1998 acquisition of certain assets from the Dealer Products Group of Dana Commercial Credit, now part of Heller's Global Vendor Finance unit, and Heller's third quarter 1999 acquisition of HealthCare Financial Partners. Excluding the effect of the acquisitions, operating expenses decreased four percent for the quarter and one percent for the first nine months, as compared with prior year periods. Heller's efficiency ratio was 46 percent for the third quarter and 47 percent for the nine months, slightly better than the Company's 1999 goal of 48 percent.

     Heller Financial, Inc., is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With approximately $17 billion in total assets, Heller offers equipment financing and leasing, sales finance programs, collateral- and cash flow-based financing, financing for healthcare companies and financing for commercial real estate. The company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, Australia and Latin America. Heller's common stock is listed as ``HF'' on the New York and Chicago Stock Exchanges. Heller can be found on the World Wide Web at http://www.hellerfinancial.com.

     The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that Company files with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)


                                     ASSETS

                                               September 30,   December 31,
                                                    1999           1998
                                               --------------  -------------
                                                (unaudited)      (audited)
Cash and cash equivalents....................        $   649        $   529

Receivables..................................         14,591         11,854
Less: Allowance for losses of receivables....            310            271
                                                     -------        -------

     Net receivables.........................         14,281         11,583

Investments..................................          1,638          1,338
Investments in international joint ventures..            225            235
Other assets.................................            900            681
                                                     -------        -------

     Total assets............................        $17,693        $14,366
                                                     =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Senior debt
 Commercial paper and short-term borrowings......    $ 5,159        $ 3,681
 Notes and debentures............................      8,253          6,768
                                                     -------        -------

     Total senior debt...........................     13,412         10,449

Credit balances of factoring clients.............      1,385          1,441
Other payables and accruals......................        624            504
                                                     -------        -------

     Total liabilities...........................     15,421         12,394

Minority interest................................         11             10

Stockholders' equity
  Preferred stock................................        400            400

  Common stockholders' equity....................      1,861          1,562
                                                     -------        -------

     Total stockholders' equity..................      2,261          1,962
                                                     -------        -------

     Total liabilities and stockholders' equity..    $17,693        $14,366
                                                     =======        =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)

                                                                   Three Months Ended          Nine Months Ended
                                                                     September 30,               September 30,
                                                               --------------------------  --------------------------
                                                                   1999          1998          1999          1998
                                                               ------------  ------------  ------------  ------------

  Interest Income............................................         $ 309         $ 270         $ 846         $ 776

  Interest Expense...........................................           176           161           481           463
                                                                      -----         -----         -----         -----

    Net interest income......................................           133           109           365           313

  Fees and other income......................................            66            48           209           151

  Factoring commissions......................................            31            31            89            90

  Income of international joint ventures.....................             9             8            25            22
                                                                      -----         -----         -----         -----

    Operating revenues.......................................           239           196           688           576

  Operating expenses.........................................           110            97           326           290

  Provision for losses.......................................            37            27            95            59
                                                                      -----         -----         -----         -----

    Income before income taxes and minority                              92            72           267           227
               interest......................................

  Income tax provision.......................................            33            25            91            78

  Minority interest..........................................             -             -             1             3
                                                                      -----         -----         -----         -----

    Net income...............................................         $  59         $  47         $ 175         $ 146
                                                                      =====         =====         =====         =====

    Dividends on preferred stock.............................         $   7         $   5         $  21         $  15
                                                                      =====         =====         =====         =====

      Net income applicable to common stock..................         $  52         $  42         $ 154         $ 131
                                                                      =====         =====         =====         =====

      Basic and diluted net income applicable to
        common stock per share (1)...........................         $ .55         $0.47         $1.68         $1.80
                                                                      =====         =====         =====         =====

      Pro forma basic net income applicable to
        common stock per share (1)...........................         $ .55         $0.47         $1.68         $1.46
                                                                      =====         =====         =====         =====

      Pro forma diluted net income applicable to
        common stock per share (1)...........................         $ .55         $0.47         $1.68         $1.45
                                                                      =====         =====         =====         =====

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)

SELECTED DATA AND RATIOS                             Three Months Ended                 Nine Months Ended
(dollars in millions)                                  September 30,                      September 30,
                                                ----------------------------       ----------------------------
                                                    1999           1998                1999           1998
                                                -------------  -------------       -------------  -------------

Profitability:
----------------------------------------------
Pro forma net income applicable to common
 stock per share (1):
  Basic                                                $0.55          $0.47               $1.68          $1.46
  Diluted                                               0.55           0.47                1.68           1.45

Net income applicable to common stock per
 share (actual) (1):
  Basic and Diluted                                     0.55           0.47                1.68           1.80

Return on average common stockholders'
 equity (2)                                             11.6%          10.9%               12.5%          12.9%


Return on AFE (3)                                        1.7            1.5                 1.8            1.7

Net interest income as a percentage of AFE
 (3)                                                     3.7            3.5                 3.8            3.6


Non-interest operating revenues as a
 percentage of AFE (3)                                   3.0            2.9                 3.3            3.0


Total operating revenues as a percentage of
 AFE (3)                                                 6.7            6.4                 7.1            6.6


Operating expenses as a percentage of
 AFE (3)                                                 3.1            3.1                 3.3            3.3


Operating expenses to operating revenues                46.0           49.5                47.4           50.3

Operating expenses to AMA (4)                            2.9            2.9                 3.0            3.0

Gross writedowns                                       $  29          $  28               $  80          $  70

Gross recoveries                                       $   7          $  33               $  13          $  59

                                                       September 30,          December 31,         September 30,
                                                            1999                  1998                  1998
                                                     ------------------    ------------------    ------------------
Credit Quality:
---------------------------------------------------
Ratio of earning loans delinquent 60 days or more
 to receivables                                                    1.3%                  1.6%                  1.5%


Ratio of total nonearning assets to total lending
 assets                                                            1.6                   1.8                   1.3


Ratio of net writedowns to average lending assets
 (annualized)                                                      0.7                   0.7                   0.1


Ratio of allowance for losses of receivables to
 receivables                                                       2.1                   2.3                   2.4


Ratio of allowance for losses of receivables to
 nonearning receivables                                            143%                  130%                  199%



                                                            Three Months Ended                  Nine Months Ended
                                                              September 30,                       September 30,
                                                   ------------------------------------  --------------------------------
                                                         1999               1998               1999             1998
                                                   -----------------  -----------------  ----------------  --------------

Leverage:
---------
Ratio of debt (net of short-term investments) to
 total stockholders' equity                              5.7x               6.0x               5.7x             6.0x


Ratio of commercial paper and short-term
 borrowings to total debt                                 38%                35%                38%              35%


Other: (dollars in millions)
----------------------------

Total lending assets and investments                        $16,467            $14,118           $16,467         $14,118

Average lending assets                                       13,706             12,123            12,839          11,765

Total common stockholders' equity                             1,861              1,516             1,861           1,516

Average common stockholders' equity                           1,775              1,528             1,649           1,355

Funds employed (3)                                           15,082             12,735            15,082          12,735

Average funds employed (3)                                   14,100             12,234            13,047          11,623

Managed assets (4)                                           16,429             13,594            16,429          13,594

Average managed assets (4)                                   15,285             13,296            14,383          12,739

(1)  Based on 95,059,000 basic and 95,282,000 diluted weighted average shares of common stock outstanding for the quarter ended September 30, 1999 and 91,753,000 basic and 91,852,000 diluted weighted average shares of common stock outstanding for the nine months ended September 30, 1999.  The diluted weighted average shares as of September 30,
 1999, include the effect of 3.2 million stock options issued to management of the Company.
(2)  Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(3)  Funds employed include lending assets and investments, less credit balances of factoring clients.
(4)  Managed assets include funds employed plus receivables previously securitized or sold and currently managed by the
 Company.


LENDING ASSETS AND INVESTMENTS                         September 30,        December 31,         September 30,
BY BUSINESS SEGMENT                                        1999                 1998                 1998
                                                     -----------------    -----------------    -----------------
(dollars in millions)

Domestic Commercial Finance Segment
       Corporate Finance                                       $ 4,871              $ 3,784              $ 3,989
       Leasing Services                                          3,110                2,840                2,461
       Real Estate Finance                                       2,479                2,044                2,797
       Small Business Finance                                    1,165                1,013                  866
       Commercial Services*                                        977                  401                  808
       Healthcare                                                  587                    -                    -
  Other                                                            516                  687                  665
                                                               -------              -------              -------
Total Domestic Commercial Finance Segment                      $13,705              $10,769              $11,586
International Factoring and Asset Based
  Finance Segment                                                2,762                2,661                2,532
                                                               -------              -------              -------
Total lending assets and investments                           $16,467              $13,430              $14,118
                                                               =======              =======              =======

*    On October 4, 1999, we entered into an agreement to sell our Commercial Services unit to The
     CIT Group.  This sale is expected to close during the fourth quarter of 1999.


FEES AND OTHER INCOME
(dollars in millions)                               Three Months Ended                  Nine Months Ended
                                                      September 30,                       September 30,
                                            ----------------------------------  ----------------------------------
                                                  1999              1998              1999              1998
                                            ----------------  ----------------  ----------------  ----------------

Factoring commissions                                  $  31             $  31             $  89             $  90
Income of international joint ventures                     9                 8                25                22
Fees and other income:
   Fee income and other                                   32                33               121                98
   Net investment gains                                   33                15                77                38
 Securitization income                                     1                 -                11                15
                                                       -----             -----             -----             -----
     Total fees and other income                       $  66             $  48             $ 209             $ 151
                                                       -----             -----             -----             -----
  Total non-interest income                            $ 106             $  87             $ 323             $ 263
                                                       =====             =====             =====             =====